UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	October 1, 2020

Glatfelter Corporation

(Exact name of registrant as specified in its charter)

Pennsylvania	001-03560	23-0628360

(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

4350 Congress Street, Suite 600, Charlotte, North Carolina		28209

(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:		704-885-2555

P. H. Glatfelter Company

96 S. George Street, Suite 520

York, PA 17401

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	GLT	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.03   Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

P. H. Glatfelter Company (the “Company”) filed with the Pennsylvania Department of State an Articles of Amendment to its Articles of Incorporation and its Board of Directors adopted Amended and Restated By-laws (collectively, the “Amendments”), each effective October 1, 2020. The Amendments reflect the change of the name of the Company to Glatfelter Corporation (“Glatfelter”).

A copy of the press release issued to announce the name change is filed herewith as Exhibit 99.1 and incorporated herein by reference.

The foregoing description is qualified in its entirety by reference to the Articles of Amendment to its Articles of Incorporation and the Amended and Restated By-laws, which are filed herewith as Exhibit 3.1 and Exhibit 3.2, respectively, and are incorporated herein by reference.

Item 9.01   Financial Statements and Exhibits.

(d) Exhibits

The following exhibits are filed herewith:

3.1	Articles of Amendment. effective October 1, 2020.

3.2	Amended and Restated By-laws of the Company, as amended dated October 1, 2020.

99.1	A copy of the press release dated October 1, 2020, announcing the change of the name to Glatfelter Corporation.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Glatfelter Corporation

October 1, 2020	By:	/s/ Jill L. Urey

Name: Jill L. Urey
Title: Vice President, Deputy General Counsel and Corporate Secretary